Exhibit 99.2

 Q2 FY20 Results  May 5, 2020  Ward Dickson  Chief Financial Officer  Jeff Chalovich  Chief Commercial Officer and President, Corrugated Packaging  Pat Lindner  Chief Innovation Officer and President, Consumer Packaging  Steve Voorhees  Chief Executive Officer

 Forward Looking Statements:This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to the statements on the slides entitled “End Market Demand Trends Are Changing Quickly”, “Withdrawing Guidance Due to COVID-19”, “Anticipated Cash Impact of Pandemic Action Plan”, “Mill Maintenance Schedule” and “Key Commodity Annual Consumption Volumes” that give guidance or estimates for future periods as well as statements regarding, among other things, (1) that e-commerce demand may remain robust for some time; (2) that demand for certain categories of products that benefited from pantry stocking in March are expected to revert to normal levels; (3) that recent disruptions in protein are likely transitory; (4) that we will reinstitute guidance when conditions stabilize; (5) that we expect $1 billion in additional cash to be available for debt reduction through the end of FY21 due to the actions we plan to take in response to the COVID-19 pandemic, including pursuant to the WestRock Pandemic Action Plan, as set forth on slide 14; (6) the mill maintenance schedule on slide 19; and (7) the key commodity annual consumption volumes on slide 20.Forward-looking statements are based on our current expectations, beliefs, plans or forecasts and are typically identified by words or phrases such as "may," "will," "could," "should," "would," "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "target," "prospects," "potential" and "forecast," and other words, terms and phrases of similar meaning. Forward-looking statements involve estimates, expectations, projections, goals, forecasts, assumptions, risks and uncertainties. WestRock cautions readers that a forward-looking statement is not a guarantee of future performance and that actual results could differ materially from those contained in the forward-looking statement. WestRock’s businesses are subject to a number of general risks that would affect any such forward-looking statements, including, among others, developments related to the COVID-19 pandemic, including the severity, magnitude and duration of the pandemic, negative global economic conditions arising from the pandemic, impacts of governments' responses to the pandemic on our operations, impacts of the pandemic on commercial activity, our customers and consumer preferences and demand, supply chain disruptions, and disruptions in the credit or financial markets; decreases in demand for their products; increases in energy, raw materials, shipping and capital equipment costs; reduced supply of raw materials; fluctuations in selling prices and volumes; intense competition; the potential loss of certain customers; the scope, costs, timing and impact of any restructuring of our operations and corporate and tax structure; the occurrence of a natural disaster, such as hurricanes or other unanticipated problems, such as labor difficulties, equipment failure or unscheduled maintenance and repair; risks associated with integrating KapStone’s operations into our operations and our ability to realize anticipated synergies and productivity improvements; risks associated with completing our strategic capital projects on the anticipated timelines and realizing our anticipated EBITDA improvements; benefits that we expect to realize from actions that we are taking and plan to take in response to COVID-19; and adverse changes in general market and industry conditions. Such risks and other factors that may impact management's assumptions are more particularly described in our filings with the Securities and Exchange Commission, including in Item 1A under the caption "Risk Factors" in our Annual Report on Form 10-K for the year ended September 30, 2019. The information contained herein speaks as of the date hereof and WestRock does not have or undertake any obligation to update or revise its forward-looking statements, whether as a result of new information, future events or otherwise.Non-GAAP Financial Measures:We may from time to time be in possession of certain information regarding WestRock that applicable law would not require us to disclose to the public in the ordinary course of business, but would require us to disclose if we were engaged in the purchase or sale of our securities. This presentation shall not be considered to be part of any solicitation of an offer to buy or sell WestRock securities. This presentation also may not include all of the information regarding WestRock that you may need to make an investment decision regarding WestRock securities. Any investment decision should be made on the basis of the total mix of information regarding WestRock that is publicly available as of the date of the investment decision.We report our financial results in accordance with accounting principles generally accepted in the United States ("GAAP"). However, management believes certain non-GAAP financial measures provide users with additional meaningful financial information that should be considered when assessing our ongoing performance. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating our performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, our GAAP results. The non-GAAP financial measures we present may differ from similarly captioned measures presented by other companies.   Forward Looking Statements; Non-GAAP Financial Measures  2

KEY TAKEAWAYS

- Adapted quickly to COVID-19 challenges
  - Focused on safety of our teammates
  - Met critical supply needs of our customers
  - Leveraged the scale and breadth of our mill and converting network
- Generated solid financial results with Q2 FY20 Adjusted Segment EBITDA of $708 million; at high end of guidance[(1)]
- Executing our differentiated strategy with financial strength and substantial liquidity
- WestRock is focused on meeting the needs of our customers, supporting the health, safety and well-being of our teammates, and further building on our foundation of financial strength

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1) Non-GAAP Financial Measure. See Non-GAAP Financial Measures and Reconciliations in the Appendix.

WestRock

WESTROCK'S PANDEMIC ACTION PLAN

- Protecting the safety and well-being of our teammates
- Continuing to match our supply with our customers' demand
- Decreasing salaries and retainers by up to 25% for senior executive team and board of directors in addition to reducing discretionary expenses
- Using our company stock to pay our annual incentives and make our company funded 401(k) contributions in 2020
- Reducing FY20 capital investments by approximately $150 million to a level of $950 million; reducing FY21 capital investment to a range of $600 to $800 million
- Resetting our quarterly dividend to $0.20 per share for an annual rate of $0.80 per share

We are adapting quickly to changes in market conditions and expect these and other actions to provide an additional $1 billion in cash available for debt reduction through the end of FY21 that will sustain our business under a range of economic and market conditions and ensure WestRock remains well positioned for long-term success

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WestRock

SUPPORTING TEAMMATES, CUSTOMERS, COMMUNITIES

TEAMMATES

FIRST AND FOREMOST IS THE SAFETY AND HEALTH OF WESTROCK TEAMMATES

- Practicing safety protocols, including social distancing, temperature checks and deep cleaning
- Providing one-time recognition awards to our manufacturing and operating teammates in Q3 FY20
- Administering a work-from-home policy for team members whose jobs can be performed remotely

CUSTOMERS

WE ARE ADAPTING TO OUR CUSTOMERS' NEW CHALLENGES TO PROVIDE FOR THEIR NEEDS

- Helping our customers keep essential supply chains operating for items such as food and medical supplies
- Adapting to a rapidly changing demand environment while prioritizing critical orders, ensuring quality and delivering on-time

COMMUNITIES

WE ARE WORKING TO HELP OUR COMMUNITIES WITH PRODUCTS AND SERVICES

- Providing manufacturing support for production of more than 200,000 face shields for medical personnel
- Producing and donating boxes for food banks and community aid organizations
- Donating more than 50,000 N95 masks to hospitals

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WestRock

KEY Q2 FY20 HIGHLIGHTS

FINANCIAL PERFORMANCE

- Net sales of $4.4 billion
- Adjusted Segment EBITDA of $708 million(1); Adjusted Segment EBITDA margin of 15.9%(1)
  - North American Corrugated Packaging Adjusted Segment EBITDA margin of 19.0%(1)
  - Consumer Packaging Adjusted Segment EBITDA margin of 13.7%(1)
- Adjusted EPS of $0.67(2)

MARKETS AND OPERATIONS

- Strong end to March quarter, with some recent softening in demand
- Scale and strong execution enabled us to quickly adapt our integrated supply chain to help customers respond to the rapidly changing demand environment
- Advanced our differentiated strategy with strong growth in machinery placements and enterprise customers

BALANCE SHEET AND LIQUIDITY

- >$2.5 billion in available long-term committed liquidity and cash to fund our business
- Limited debt maturities until March 2022
- Net Leverage Ratio of 3.13x(1)
- US qualified pension plan 102% funded as of March 31

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1) Non-GAAP Financial Measure. See Non-GAAP Financial Measures and Reconciliations in the Appendix.
2) Non-GAAP Financial Measure. On a GAAP basis, earnings per diluted share were $0.57 in Q2 FY20. See Non-GAAP Financial Measures and Reconciliations in the Appendix.

WestRock

Q2 FY20 WESTROCK RESULTS

$ IN MILLIONS, EXCEPT PER SHARE ITEMS	SECOND QUARTER	
	FY20	FY19
Net Sales	$4,447	$4,620
Adjusted Segment Income[1]	$342	$383
Adjusted Segment EBITDA[1]	$708	$757
% Margin[1]	15.9%	16.4%
Adjusted Earnings Per Diluted Share[2]	$0.67	$0.80
Adjusted Operating Cash Flow[1]	$177	$374

KEY FACTORS

- Higher export and domestic containerboard volumes and domestic box shipments
- Year-over-year price declines in export and domestic containerboard, box, pulp and kraft paper
- Cost deflation driven by lower virgin fiber, recycled fiber, natural gas and chemical costs
- Mill and converting system performed well in dynamic environment

ADJUSTED SEGMENT EBITDA[1] ($ IN MILLIONS)


$757
29
(152)
(27)
100
(46)
47
$708
Q2 FY19
Volume
Price / Mix
Pulp Price
Cost Deflation
Wages & Other Inflation
Productivity / Operations
Q2 FY20

1) Non-GAAP Financial Measure. See Non-GAAP Financial Measures and Reconciliations in the Appendix.
2) Non-GAAP Financial Measure. On a GAAP basis, earnings per diluted share were $0.57 in Q2 FY20 and $0.62 in Q2 FY19. See Non-GAAP Financial Measures and Reconciliations in the Appendix.

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WestRock

Q2 FY20 CORRUGATED PACKAGING RESULTS

$ IN MILLIONS	SECOND QUARTER	
	FY20	FY19
Net Sales	$2,883	$2,991
Adjusted Segment Income(1)	$271	$319
Adjusted Segment EBITDA(1)	$502	$553
% Margin(1)	18.0%	19.1%
North American Adjusted Segment EBITDA Margin(1)	19.0%	20.4%
Brazil Adjusted Segment EBITDA Margin(1)	27.7%	22.2%

ADJUSTED SEGMENT EBITDA(1) ($ IN MILLIONS)



$553
40
(154)
(15)
72
(27)
33
$502
Q2 FY19
Volume
Price / Mix
Pulp Price
Cost Deflation
Wage & Other Inflation
Productivity / Operations
Q2 FY20

KEY FACTORS

- Growth in domestic and export containerboard, e-commerce channels, processed foods and protein
- Box shipments up 1.3% on absolute basis
- Lower pricing in all channels
- Commodity deflation driven by lower natural gas and fiber costs
- Mill and converting system operated well
- Containerboard inventories down 67,000 tons
- KapStone synergy run-rate of approximately $125 million at end of quarter
- KapStone footprint optimization led to five box plant closures since May 2019

1) Non-GAAP Financial Measure. See Non-GAAP Financial Measures and Reconciliations in the Appendix.

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WestRock

Q2 FY20 CONSUMER PACKAGING RESULTS

$ IN MILLIONS	SECOND QUARTER FY20	SECOND QUARTER FY19
Net Sales	$1,616	$1,668
Adjusted Segment Income[1]	$89	$87
Adjusted Segment EBITDA[1]	$222	$226
% Margin[1]	13.7%	13.5%

KEY FACTORS

- North American Food, Beverage and Healthcare sales up
- Branded consumer end markets, especially in Europe and Asia, down due to economic weakness exacerbated by COVID-19 plant shutdowns
- Declines in Commercial Print led to 13k tons of SBS economic downtime in the quarter
- Commodity input cost deflation driven by lower fiber, energy and chemical costs

ADJUSTED SEGMENT EBITDA[1] ($ IN MILLIONS)



$226
(7)
(11)
27
(19)
6
$222
Q2 FY19
Volume
Pulp Price / Mix
Cost Deflation
Wage & Other Inflation
Productivity / Operations
Q2 FY20



Pulp & Other 2%
Specialty SBS 13%
MPS 28%
Consumer Packaging Revenue Mix(2)
Food, Foodservice & Beverage 57%

1) Non-GAAP Financial Measure. See Non-GAAP Financial Measures and Reconciliations in the Appendix.
2) Represents WestRock trailing twelve-month Q2 FY20 converted shipments and paperboard shipped to end markets.

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WestRock

     Westrock Serves Diverse End-Market segments  10      NA Corrugated Packaging      Consumer Packaging Segment  2) Represents WestRock trailing twelve-month Q2 FY20 converted shipments and paperboard shipped to end markets.

END MARKET SEGMENT DEMAND TRENDS ARE CHANGING QUICKLY

CURRENT MARKET SEGMENT CONDITIONS

- E-commerce demand across all channels is robust, and may remain so for some time
- Pantry stocking at end of March positively impacted food, beverage, household cleaning and paper products, diapers, and liquid packaging; expected to revert to normal levels
- Recent disruptions from protein due to plant closures; impacts are likely transitory
- Industrial and Distribution customers' demand has been negatively impacted by closures due to shelter in place orders
- Foodservice remains soft due to high uncertainty in timing of reopening restaurants, schools and other services
- Commercial Print decline due to limited public events and reduced retail and direct mail advertising

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WestRock

 Debt maturity profile provides financial flexibility  12    >$2.5 billion in committed long-term liquidity and cashLimited debt maturities until March 2022Significant financial covenant cushionInvestment grade credit ratings    Resilient Debt Profile  Debt Maturities($ in millions)  Note: As of March 31, 2020 excluding supplier financing and commercial card programs, fair value of debt step-up, deferred financing costs and unamortized bond discounts..

WITHDRAWING GUIDANCE DUE TO COVID-19

- Shape and duration of economic downturn and recovery is uncertain
- End market demand trends are changing quickly
- Recycled fiber costs have risen dramatically
- Withdrawing full year FY20 guidance including:
  - Net Sales
  - Adjusted Segment EBITDA
  - Adjusted Operating Cash Flow
  - Adjusted Free Cash Flow
- Will reinstitute guidance when conditions stabilize

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WestRock

 Anticipated Cash Impact of pandemic Action plan  14  CARES Act   $120  Payroll tax deferral benefit  Cash Payments Replaced with Equity  $100  Paying 2020 incentive and 401(k) contributions in stock  Capex Reduction  $300 - $500  FY20 investment level of $950 millionFY21 investment level of $600 to $800 million  Dividend Reduction  $400  Reset annual dividend to $0.80 per share    Action  CashImpact  Comments    Expect $1 billionin additional cash available for debt reduction through end of FY21  (Estimated $ in Millions)

 Executing on our differentiated strategy from a position of financial strength and substantial liquidityFocusing on meeting the needs of our customers, supporting the health, safety and well-being of our teammates, and further building on our foundation of financial strengthImplementing WestRock’s Pandemic Action Plan, which is expected to provide an additional $1 billion in cash available for debt reduction through the end of FY21 Delivering our value proposition, with the right strategy and right team to position WestRock for long-term success  Summary  15

 Appendix  16

 Non-GAAP Financial Measures  Adjusted Earnings Per Diluted ShareWe use the non-GAAP financial measure “adjusted earnings per diluted share,” also referred to as “adjusted earnings per share” or “Adjusted EPS”, because we believe this measure provides our board of directors, investors, potential investors, securities analysts and others with useful information to evaluate our performance since it excludes restructuring and other costs, net, and other specific items that we believe are not indicative of our ongoing operating results. Our management and board of directors use this information to evaluate our performance relative to other periods. We believe the most directly comparable GAAP measure is Earnings per diluted share.Adjusted Operating Cash Flow and Adjusted Free Cash FlowWe use the non-GAAP financial measures “adjusted operating cash flow” and “adjusted free cash flow” because we believe these measures provide our board of directors, investors, potential investors, securities analysts and others with useful information to evaluate our performance relative to other periods because they exclude restructuring and other costs, net of tax, that we believe are not indicative of our ongoing operating results. While these measures are similar to adjusted free cash flow, we believe they provide greater comparability across periods when capital expenditures are changing since they exclude an adjustment for capital expenditures. We believe adjusted free cash flow is also a useful measure as it reflects our cash flow inclusive of capital expenditures. We believe the most directly comparable GAAP measure is net cash provided by operating activities. Adjusted Segment EBITDA and Adjusted Segment EBITDA MarginsWe use the non-GAAP financial measures “adjusted segment EBITDA” and “adjusted segment EBITDA margins”, along with other factors, to evaluate our segment performance against our peers. We believe that investors use these measures to evaluate our performance relative to our peers. We calculate adjusted segment EBITDA for each segment by adding that segment’s adjusted segment income to its depreciation, depletion and amortization. We calculate adjusted segment EBITDA margin for each segment by dividing that segment’s adjusted segment EBITDA by its adjusted segment sales. Leverage Ratio and Net Leverage RatioWe use the non-GAAP financial measures “leverage ratio” and “net leverage ratio” as measurements of our operating performance and to compare to our publicly disclosed target leverage ratio. We believe investors use each measure to evaluate our available borrowing capacity – in the case of “net leverage ratio”, adjusted for cash and cash equivalents. We define leverage ratio as our Total Funded Debt divided by our Credit Agreement EBITDA, each of which term is defined in our credit agreement, dated July 1, 2015. Borrowing capacity under our credit agreement depends on, in addition to other measures, the Credit Agreement Debt/EBITDA ratio or the leverage ratio. As of March 31, 2020, our leverage ratio was 3.34 times. While the leverage ratio under our credit agreement determines the credit spread on our debt, we are not subject to a leverage ratio cap. Our credit agreement is subject to a Debt to Capitalization and Consolidated Interest Coverage Ratio, as defined therein. We define net leverage ratio as the product of our Total Funded Debt minus cash and cash equivalents divided by our Credit Agreement EBITDA. As of March 31, 2020, our net leverage ratio was 3.13 times. Forward-looking GuidanceWe are not providing a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP measure because we are unable to predict with reasonable certainty the ultimate outcome of certain significant items without unreasonable effort. These items include, but are not limited to, merger and acquisition-related expenses, restructuring expenses, asset impairments, litigation settlements, changes to contingent consideration and certain other gains or losses. These items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP reported results for the guidance period.Adjusted Tax RateWe use the non-GAAP financial measure “Adjusted Tax Rate”. We believe this non-GAAP financial measure is useful because it adjusts our GAAP effective tax rate to exclude the impact of restructuring and other costs, net, and other specific items that management believes are not indicative of the ongoing operating results of the business. “Adjusted Tax Rate” is calculated as “Adjusted Tax Expense” divided by “Adjusted Pre-Tax Income”. We believe that the most directly comparable GAAP measures to Adjusted Tax Expense and Adjusted Pre-Tax Income are “Income tax (expense) benefit” and “Income before income taxes”, respectively.   17

           Comprehensive portfolio driving enterprise sales growth  18    Broadest Portfolio of SUSTAINABLE Paper Grades and Packaging Solutions  SBS  URB  CRB  CNK®    White Top Linerboard    Recycled Linerboard / Medium    Semi-Chemical Medium    Kraft Paper    Virgin Linerboard / Medium    Customers buying more than $1 million from each segment  102  163    Net Sales to Customers Buying More than $1 Million from Each Segment  $4.7  $7.5

 19  Mill Maintenance Schedule(1)  (tons in thousands)    Q1  Q2  Q3  Q4  Full Year  FY20 Maintenance  110  87  45  91  333  FY19 Maintenance  50  99  94  34  277  North American Corrugated Packaging    Q1  Q2  Q3  Q4  Full Year  FY20 Maintenance  36  18  7  1  62  FY19 Maintenance  17  42  54  0  113  Consumer Packaging  Q3, Q4 and full year FY20 amounts are forecasts.

KEY COMMODITY ANNUAL CONSUMPTION VOLUMES

Approx. FY20 Annual Consumption Volumes

Commodity Category	Volume
Recycled Fiber (tons millions)	5.5
Wood (tons millions)	41
Natural Gas (MMBTU)	87
Electricity (kwh billions)	6.5
Polyethylene (lbs millions)	51
Caustic Soda (tons thousands)	240
Starch (lbs millions)	588

Sensitivity Analysis

Category	Increase in Spot Price	Approx. Annual EPS Impact
Recycled Fiber (tons millions)	+$10.00 / ton	($0.16)
Natural Gas (MMBTU)	+$0.25 / MMBTU	($0.06)
FX Translation Impact	+10% USD Appreciation	($0.06)

WestRock

20

21  Shipment Data  Includes 59 days of KapStone.Combined North America, Brazil and India shipments.

 22  Adjusted Net Income and Adjusted Earnings Per Diluted Share Reconciliation  The GAAP results for Pre-Tax, Tax, Net of Tax and EPS are equivalent to the line items "Income before income taxes", "Income tax expense“, "Consolidated net income“ and “Earnings per Diluted Share”, respectively, as reported on the statements of income.The variance between the Pre-Tax column and the sum of the Adjustments to Segment EBITDA is depreciation and amortization.The variance between the Pre-Tax column and the sum of the Adjustments to Segment EBITDA is interest income.

 23  Adjusted Net Income and Adjusted Earnings Per Diluted Share Reconciliation  The GAAP results for Pre-Tax, Tax, Net of Tax and EPS are equivalent to the line items "Income before income taxes", "Income tax expense“, "Consolidated net income“ and “Earnings per Diluted Share”, respectively, as reported on the statements of income.The variance between the Pre-Tax column and the sum of the Adjustments to Segment EBITDA is depreciation and amortization.Includes a $13.0 million impairment of mineral rights.

 24  Adjusted Operating Cash Flow and Free Cash Flow Reconciliation

 25  Adjusted Segment Sales, Adjusted Segment EBITDA and Adjusted Segment Income(1)  Segment EBITDA Margins are calculated using Segment / Net sales, Corrugated Packaging and Consumer Packaging Adjusted Segment EBITDA Margins are calculated using Adjusted Segment Sales; the Consolidated Adjusted Segment EBITDA Margin is calculated using Segment / Net sales.Segment income includes pension and other postretirement income (expense).See the Adjusted Net Income table on slide 22 for adjustments.

 26  Corrugated Packaging Adjusted Segment EBITDA(1)  Segment EBITDA Margins are calculated using Segment sales and Adjusted Segment EBITDA Margins are calculated using Adjusted Segment Sales.The “Other” column includes our Victory Packaging and India corrugated operations.Segment income includes pension and other postretirement income (expense).See the Adjusted Net income table on slide 22 for adjustments.

 27  Adjusted Segment Sales, Adjusted Segment EBITDA and Adjusted Segment Income(1)  Segment EBITDA Margins are calculated using Segment / Net sales, Corrugated Packaging and Consumer Packaging Adjusted Segment EBITDA Margins are calculated using Adjusted Segment Sales; the Consolidated Adjusted Segment EBITDA Margin is calculated using Segment / Net sales. Segment income includes pension and other postretirement income (expense).See the Adjusted Net Income table on slide 23 for adjustments.

 28  Corrugated Packaging Adjusted Segment EBITDA(1)  Segment EBITDA Margins are calculated using Segment sales and Adjusted Segment EBITDA Margins are calculated using Adjusted Segment Sales.The “Other” column includes our Victory Packaging and India corrugated operations.Segment income includes pension and other postretirement income (expense).See the Adjusted Net Income table on slide 23 for adjustments.

 29  Reconciliation of Net Income to Adjusted Segment EBITDA  Schedule adds back expense or subtracts income for certain financial statement and segment footnote items to compute segment income, Segment EBITDA and Adjusted Segment EBITDA.Segment income includes pension and other postretirement income (expense).See the Adjusted Net Income tables on slides 22 and 23 for adjustments.

 30  LTM Credit Agreement EBITDA  Total Debt, Funded Debt and Leverage Ratio  Additional Permitted Charges includes among other items, $131 million of restructuring and other costs.